Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-XXXX) pertaining to the Amended and Restated 1996 Equity Incentive Plan of TriPath Imaging to register 1,700,000 shares of common stock of our report dated February 5, 2004 with respect to the consolidated financial statements of TriPath Imaging included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina
June 7, 2004